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                                                                     EXHIBIT 5.1


                                             ONE SHELL PLAZA          AUSTIN
                                             910 LOUISIANA            DALLAS
                                             HOUSTON, TEXAS           DUBAI
(BAKER BOTTS L.L.P. LOGO)                    77002-4995               HONG KONG
                                                                      HOUSTON
                                             TEL +1 713.229.1234      LONDON
                                             FAX +1 713.229.1522      MOSCOW
                                             www.bakerbotts.com       NEW YORK
                                                                      RIYADH
                                                                      WASHINGTON




March 2, 2006


Mariner Energy, Inc.
One BriarLake Plaza, Suite 2000
2000 West Sam Houston Parkway South
Houston, Texas 77042

Ladies and Gentlemen:

                  We have acted as counsel to Mariner Energy, Inc., a Delaware corporation (the "Company"), in connection with the preparation of the Company's Registration Statement on Form S-8 (the "Registration Statement") filed by the Company under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the offering and sale of up to 6,500,000 shares of common stock of the Company (the "Common Stock") in connection with the Mariner Energy, Inc. Amended and Restated Stock Incentive Plan (the "Plan").

                  As the basis for the opinion hereinafter expressed, we examined the Plan, such statutes including the Delaware General Company Law (the "DGCL"), corporate records and documents, certificates of corporate and public officials, and other instruments and documents as we deemed necessary or advisable for the purposes of this opinion.

                  In making our examination, we have assumed that all signatures on documents examined by us are genuine, that all documents submitted to us as originals are authentic and that all documents submitted to us as copies conform with the original documents.

                  Based on the foregoing and on such legal considerations as we deem relevant, we are of the opinion that:

                  1. The Company has been duly formed and is validly existing as a corporation under the DGCL.

                  2. In the case of shares of Common Stock originally issued by the Company pursuant to the provisions of the Plan following due authorization of a particular award under the Plan by the Board of Directors of the Company or a duly constituted and acting committee thereof as provided in and in accordance with the Plan, the shares of Common Stock issuable pursuant to such award will have been duly authorized. Upon issuance and delivery of such shares of Common Stock from time to time pursuant to and in accordance with the terms of the Plan for the consideration established by the Plan and otherwise pursuant to the terms and conditions of such award, including, if applicable, the lapse of any restrictions relating thereto, the satisfaction of any performance conditions associated therewith and any



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(BAKER BOTTS L.L.P. LOGO)

                                      - 2 -                        March 2, 2006


                           requisite determinations by or pursuant to the authority of the Board of Directors of the Company or a duly constituted and acting committee thereof as provided therein, and in the case of options, the exercise thereof and payment for the shares of Common Stock as provided therein, such shares of Common Stock will be validly issued, fully paid and nonassessable.

                  The foregoing opinion is based on and is limited in all respects to federal laws and the DGCL, and we render no opinion with respect to the laws of any other jurisdiction. We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not hereby admit that we are within the class of persons whose consent is required under the provisions of the Securities Act, or the rules and regulations of the Securities and Exchange Commission issued thereunder.


                                             Very truly yours,

                                             /s/ Baker Botts L.L.P.